                                                                   EXHIBIT 10.10


                     [LOGO OF BARNES DYER MARKETING, INC.]


                     MAJOR ASSOCIATE SPONSORSHIP AGREEMENT

     This Major Associate Sponsorship Agreement ("Agreement") is entered into between Prolong Super Lubricants, Inc., a Nevada corporation (herein "Prolong"); Norris Racing, Inc., a Texas corporation (herein "Norris Racing"); and Barnes Dyer Marketing, Inc., a California corporation (herein "BDM"); collectively referred to as the "parties".

1.   Sponsorship
     -----------

     Subject to the terms and conditions herein, Prolong agrees to become a Major Associate Sponsor of Norris Racing with respect to one race to be mutually determined by the parties and seven (7) 1997 NASCAR truck events as follows:

          May 31       New Hampshire International Speedway, Loudon, NH
          June 29      Nazareth Speedway, Nazareth, Pennsylvania
          July 31      Indianapolis Raceway Park, Clermont, Indiana
          August 9     Flemington Speedway, Flemington, New Jersey
          August 16    Nashville Speedway USA, Nashville, Tennessee
          September 4  Richmond International Raceway, Richmond, Virginia
          October 18   California Speedway, Fontana, California

     The parties acknowledge that the 1997 NASCAR truck schedule is subject to change

2.   Term
     ----

     The term of this Agreement shall be from the date hereof, through and including November 30, 1997.

3.   Sponsor Identification
     ----------------------

     For the consideration described herein, Prolong shall be entitled to the following rights and benefits:

     A.   Race Truck. Prolong will receive identification on both sides of the
          ----------
          race truck and on the front or rear of the race truck, exact sizes and locations to be mutually determined by the parties.

     B.   Driver Suit and Crew Uniforms. The driver suits and crew uniforms
          -----------------------------
          (including fire suits) will include Prolong identification, exact size and location to be mutually determined by the parties.


                          Barnes Dyer Marketing, Inc.
15510 Rockfield Blvd., Suite C, Irvine, CA 92618 (714)768-2942 FAX (714)768-0630
      RD 12, Sedgewood, Carmel, NY 10512 (914)225-3500 FAX (914)225-0138

C.   Support Equipment. The fuel tank and scoring stand shall include Prolong
     -----------------
     identification.

D.   Eric Norris. Eric Norris agrees to permit Prolong to use his photographic
     -----------
     likeness, name, signature, and initials in conjunction with Prolong's advertising and merchandising materials for its lubricant products for the term of this agreement, subject to the approval rights described below. For the term of this Agreement, Eric Norris shall provide his exclusive endorsement to Prolong's lubricant products to further promote the association. Eric Norris shall be available to Prolong for a reasonable number of appearances at sales meetings and corporate functions during the term of the Agreement, subject to the schedule and availability of Eric Norris and Prolong's assumption of the direct expenses incurred by Eric Norris in attending such meetings and functions.

E.   Chuck Norris. In addition, Prolong shall have the right to use Chuck
     ------------
     Norris' name, photographic likeness, signature and initials in conjunction with the promotion of Norris Racing's NASCAR truck team and/or the Kick Drugs Out of America Foundation, subject to the approval rights described below. Chuck Norris shall also be available for a reasonable number of trackside appearances on behalf of Prolong, subject to the schedule and availability of Chuck Norris.

F.   Hospitality Facility. Norris Racing and BDM shall make available a complete
     --------------------
     hospitality facility for corporate entertaining by Prolong at the eight NASCAR truck events subject to this Agreement (described above). The direct expenses associated with such hospitality facility, plus a 7% handling charge for the inherent costs to BDM for same, shall be at the sole cost and expense of Prolong.

G.   Team Hospitality. Prolong will be given a reasonable number of guest passes
     ----------------
     to the Norris Racing Team motor home at the eight races described above.

H.   Passes. Prolong will be allocated two (2) NASCAR garage passes for each of
     ------
     the eight (8) races described above and entered by Norris Racing. Over-passes will be made available as required at Prolong's cost.

I.   Show Truck. On thirty days prior written notice, Norris Racing and BDM
     ----------
     shall have a show truck available for appearances on behalf of Prolong at sales meetings, corporate functions, and promotions for which Prolong agrees to pay a daily fee of $1,000.00, direct show truck driver expenses, and one dollar ($1.00) per mile expense reimbursement.

     The provisions for truck site appearances at sales meetings, corporate functions and other meetings are in all instances subject to the same not conflicting with race activities.

4.   ADVERTISING, PROMOTIONAL MATERIAL APPROVAL
     ------------------------------------------

     All advertising, promotional materials, and press releases containing Eric Norris' or Chuck Norris' photographic likeness, name, signature, or initials shall be presented in writing for approval by Eric Norris, Chuck Norris, and BDM. Eric Norris, Chuck Norris and BDM agree to respond promptly to every written request for approval, but in no case later than ten (10) days after the receipt of the request. If no response is received by Prolong within such ten day period, such materials shall be deemed approved by Eric Norris, Chuck Norris and BDM. Any disapproval by Eric Norris, Chuck Norris or BDM of such materials will be accompanied by specific reasons sufficient in the circumstances to inform Prolong of the basis for such disapproval.

5.   RELATIONSHIP OF THE PARTIES
     ---------------------------

     Nothing contained in this Agreement shall be construed to create the relationship of employer and employee or principal and agent, or to create an agency or partnership or joint venture relationship between the parties hereto, but rather there shall exist only an independent contractor relationship among the parties.

6.   INDEMNITY
     ---------

     Norris Racing agrees to indemnify, defend and hold harmless Prolong and its directors, officers, employees, and agents from and against any claims, liabilities, damages and losses, including reasonable attorneys fees arising from or connected with the actual omissions of Norris Racing, Eric Norris, Chuck Norris, or employees or agents of any of them in the performance of this Agreement. In support of the indemnification provided by Norris Racing to Prolong hereunder, Norris Racing agrees to ensure Prolong and cause Prolong to be named as an additional insured under one or more general liability insurance policies with a combined aggregate limit not to exceed five million dollars ($5,000,000). A certificate of insurance evidencing same shall be provided to Prolong upon request.

7.   COMPENSATION
     ------------

     Prolong agrees to pay Norris Racing and BDM for the services and rights described herein. A sponsorship fee in the amount of one hundred twenty five thousand dollars ($125,000), payable as follows:

          $25,000 payable upon execution of this Agreement
          $25,000 payable on or before February 15, 1997
          $25,000 payable on or before April 15, 1997
          $25,000 payable on or before June 15, 1997
          $25,000 payable on or before August 15, 1997

     All payments hereunder shall be made to Barnes Dyer Marketing, Inc. at 15510 Rockfield Boulevard, Suite C, Irvine, California 92618.

8.   PROVISION OF RACE VEHICLE
     -------------------------

     Norris Racing and BDM shall make arrangements to provide a race vehicles of suitable construction and outfitting to meet applicable specifications to qualify for the 1997 NASCAR truck events specified. Norris Racing and BDM shall use its best efforts to cause the race vehicle to be qualified for and entered into each of the subject eight races. In the event that Norris Racing fails to enter or fails to attempt to qualify for any of the eight events, Prolong shall be reimbursed on a pro rata basis based on the number of events for which the race vehicle was not qualified relative to the total number of eight events. If Eric Norris is unable to drive the race vehicle for any reason, Norris Racing shall provide, at its own expense, a substitute driver who shall be experienced, competent, and qualified. A substitute driver shall be provided only during such periods of time when Eric Norris is unable to drive the race vehicle.

9.   OPTION FOR ADDITIONAL TERM
     --------------------------

     Norris Racing and BDM agree that Prolong shall have the option to become a Major Associate Sponsor of Norris Racing for the full 1998 NASCAR Truck Series and to extend the term of this Agreement to November 30, 1998 by giving written notice to Norris Racing and BDM in on or before August 15, 1997 of its intention to so exercise such option. In the event such option is exercised, Prolong shall have all the rights described herein for the 1998 NASCAR truck events scheduled to be held within said time period, which are now expected to be twenty-six (26) in number. The sponsorship fee to be paid in the event the option is exercised by Prolong shall be mutually negotiated by the parties.

10.  ADDITIONAL SPONSORSHIP ASSISTANCE
     ---------------------------------

     In consideration of the sponsorship fee to be paid hereunder, Norris Racing and BDM agree to provide sponsorship liaison assistance to Prolong including:

     A.   Assisting Prolong with arrangements for pit tours and hospitality,

     B.   Providing arrangements with respect to the show truck,

     C. Coordinating appearances of Eric and Chuck Norris on behalf of Prolong,

     D. Developing and implementing a merchandising program involving the Prolong-Norris Racing NASCAR truck team and Kick Drugs Out of America Foundation,

     E. Developing and coordinating cross-promotional programs with other Norris Racing sponsors,

     F.   Coordinating the execution of Prolong's on-site program requirements.

     BDM will assist Prolong in hospitality arrangements at each race location as required by Prolong, including the making of hotel reservations, rooming lists, meeting arrangements, cocktail and dinner functions, ground transportation, race credentials and such matters as to which Prolong will be charged for only the direct expenses there involved plus a 7% handling fee for the inherent costs incurred by BDM. BDM will assist Prolong with hospitality and credentials for other professional race car series, including the NASCAR Winston Cup Series and CART IndyCar series.

11.  Assignment
     ----------

     Neither party shall have the right to assign its rights or obligations hereunder without the prior written consent of the other party, provided, however, that Prolong may assign its rights and duties hereunder to any affiliate of Prolong, provided that such assignment without the prior written consent of the other party shall not relieve Prolong of any obligation to make payments hereunder.

12.  Notices
     -------

     All notices and other communication required or permitted hereunder shall be sent to the parties by certified or registered mail and shall be deemed given three days after deposit. All such notices shall be sent to the parties at the addresses provided below unless any such party provides written notice of a change of address:

     If to Prolong:               Prolong Super Lubricants
                                  1210 North Barsten Way
                                  Anaheim, CA 92806
                                  Attn:  Mr. Jerry Grant

     If to Norris Racing:         Norris Racing, Inc.
                                  16823 Colegrove Drive
                                  Dallas, TX 75248
                                  Attn:  Mr. Eric Norris

     If to BDM:                   Barnes Dyer Marketing, Inc.
                                  15510 Rockfield Blvd., Suite C
                                  Irvine, CA 92618
                                  Attn:  Mr. Matt Stowe

13.  Attorneys Fees
     --------------

     The prevailing party in any action to enforce the terms of this agreement shall be entitled to their reasonable attorneys fees and costs.

14.  ENTIRE AGREEMENT
     ----------------

     This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior agreements, arrangements, communications or understandings, whether oral or written. No alteration, change, modification or waiver to this Agreement shall be valid or binding unless the same is in writing and signed by a duly authorized representative of the party to be bound thereby.

15.  LAW GOVERNING
     -------------

     This Agreement shall be interpreted and construed according to the laws of the State of California.


Agreed to and executed on               , 1996.
                         ---------------

PROLONG SUPER LUBRICANTS             NORRIS RACING, INC.


By:                                  By:
   ---------------------                -------------------------
  Its:                                 Its:
      ------------------                    ---------------------
                                     Fed. Tax I.D. Number:
                                                          -------


BARNES DYER MARKETING, INC.



By:
   -------------------
Its:
    ------------------